EXHIBIT 10.1

COMMONWEALTH OF DOMINICA INTERNATIONAL GAMING LICENCE

COMMONWEALTH OF DOMINICA

INTERNATIONAL GAMING LICENCE

A company, by the name of Pacific Vegas International Ltd. incorporated under the International Business Companies (IBCs) Act 1996, is hereby licensed to conduct International Sports Book and Cyber Casino Business from Dominica by way of telecommunications and/or the Internet subject to the provisions of the Lotteries Act, Chapter 20:12 of the Revised Laws of the Commonwealth of Dominica, 1990 and the Contract of Concession dated the 27th day of January, 2004

This License is valid for One (1) year commencing on the 27th day of January 2004 and shall remain in effect until expiration or revocation.

Given under my hand this 27th day of January, 2004

/s/ Roosevelt Skerrit
Roosevelt Skerrit
HON. PRIME MINISTER & MINISTER FOR FINANCE AND PLANNING